                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the following registration statements of TSI International Software Ltd. and subsidiaries of our report dated February 2, 2000, relating to the consolidated balance sheets of TSI International Software Ltd. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of TSI International Software Ltd. and subsidiaries:


Registration Statement Number 333-32002 on Form S-8
Registration Statement Number 333-32546 on Form S-3
Registration Statement Number 333-37969 on Form S-8
Registration Statement Number 333-81427 on Form S-3
Registration Statement Number 333-89951 on Form S-8

/KPMG/

New York, New York
March 30, 2000